UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2019
Nighthawk Merger Sub LLC
(as successor by merger to NorthStar Realty Europe Corp.)
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37597	32-0468861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

NorthStar Realty Europe Corp.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note.
This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated July 3, 2019 (the “Merger Agreement”), among NorthStar Realty Europe Corp., a Maryland corporation (the “Company”), CoRE PANEURO 2019 13 S.à.r.l., a Luxembourg S.á.r.l. (“Parent”), Nighthawk Merger Sub LLC, a Maryland limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), NorthStar Realty Europe Limited Partnership, a Delaware limited partnership whose sole general partner is the Company (the “Partnership”), and Nighthawk Partnership Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Partnership Merger Sub”). Pursuant to the Merger Agreement, Partnership Merger Sub merged with and into the Partnership (the “Partnership Merger”) with the Partnership surviving the Partnership Merger (the “Surviving Partnership”) and the Company merged with and into Merger Sub (the “Company Merger”, and together with the Partnership Merger, the “Mergers”), with Merger Sub surviving the Company Merger as a wholly-owned subsidiary of Parent (the “Surviving Entity”). The Partnership Merger and the Company Merger became effective on September 30, 2019 at 8:00 a.m. Eastern Time (the “Partnership Merger Effective Time”) and 8:44 a.m. Eastern Time (the “Company Merger Effective Time”), respectively.
Pursuant to the Merger Agreement:

•
At the Company Merger Effective Time, all shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to such time ceased to be outstanding, were cancelled and ceased to exist, and each share of the Company Common Stock (other than shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the Company Merger and shares owned by any direct or indirect wholly-owned subsidiary of the Company, and in each case, not held on behalf of third parties and Company Restricted Shares (as defined below)) was converted automatically into the right to receive an amount in cash equal to the sum of $1.68 plus the U.S. dollar equivalent of €9.26 plus the U.S. dollar equivalent of £3.82 (the “Per Share Consideration”, and the aggregate amount of cash payable as the Per Share Consideration, the “Merger Consideration”), without interest.

•
At the Company Merger Effective Time, any vesting conditions applicable to each outstanding restricted share of Company Common Stock (a “Company Restricted Share”) granted under the Company’s 2015 Omnibus Stock Incentive Plan (the “Company Stock Plan”) were, automatically and without any action required on the part of the holder thereof, accelerated in full and each Company Restricted Share was converted into the right to receive cash in an amount equal to the Per Share Consideration, without interest and less any applicable withholding taxes.

•
Immediately prior to the Company Merger Effective Time, any outstanding restricted stock units subject to performance-based vesting conditions (a “Company PSU”) granted under the Company Stock Plan were deemed to be earned and vested at levels reflecting achievement of the applicable performance-based vesting conditions at the maximum level. At the Company Merger Effective Time, all earned and vested Company PSUs were, automatically and without any action required on the part of the holder thereof, cancelled, and each former holder of such cancelled Company PSUs was paid in cash in an amount equal to the Per Share Consideration (plus any amount owed with respect to past dividends in accordance with the terms set forth in the applicable award agreement), without interest and less any applicable withholding taxes. Any Company PSU that did not become earned and vested terminated without consideration immediately prior to the Company Merger Effective Time.

•
At the Partnership Merger Effective Time, each common unit representing limited partnership interests in the Partnership (the “Common Unit”) (other than Common Units held by the Company or its subsidiaries immediately prior to the Partnership Merger Effective Time) and each of the limited partnership interests in the Partnership that are designated as “LTIP Units” in the Amended and Restated Agreement of Limited Partnership of the Partnership dated October 31, 2015 (the “LTIP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time was converted automatically into the right to receive cash in an amount equal to the Per Share Consideration, without interest. Each Common Unit held by the Company immediately prior to the Partnership Merger Effective Time will be unaffected by the Partnership Merger and will remain outstanding as common units of the Surviving Partnership held by the Surviving Entity.

•
The general partnership interest in the Partnership held by the Company immediately prior to the Partnership Merger Effective Time will be unaffected by the Partnership Merger and will remain outstanding as a general partnership interest in the Surviving Partnership held by the Surviving Entity. Immediately following the Company Merger Effective Time, by virtue of the Company Merger, Merger Sub will be the general partner and sole limited partner of the Surviving Partnership.

In connection with the closing of the Mergers, the six-month forward exchange contract with Deutsche Bank, AG, London Branch that the Company entered into to hedge against changes in the U.S. dollar-Euro and U.S. dollar-pound sterling exchange rates in respect of the Merger Consideration was settled on September 25, 2019. Based on the final exchange rates in effect on that date, the Per Share Consideration (as defined in the Merger Agreement) was equal to $17.0078, and the aggregate implied value of the consideration in connection with the Mergers was approximately $885.9 million in cash.
The foregoing descriptions of the Merger Agreement and the Mergers do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2019 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
In connection with the Mergers, the Amended and Restated Asset Management Agreement, dated as of November 9, 2017, by and between the Company and CNI NRE Advisors, LLC, an affiliate of Colony Capital Inc. (“Colony”) (as amended by Amendment No. 1, dated as of November 7, 2018, and Amendment No. 2, dated as of April 23, 2019, the “Amended and Restated Management Agreement”) terminated upon the closing of the Company Merger on September 30, 2019, and a termination fee of approximately $70 million net of incentive fees paid to Colony in respect of periods prior to the Mergers pursuant to the Amended and Restated Management Agreement, has been paid.

Immediately prior to the Company Merger Effective Time, Colony was the beneficial owner of approximately 11.2% of the then issued and outstanding Company Common Stock. In addition, certain of the Company’s directors and all of the Company’s executive officers have relationships with Colony or its affiliates.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
In connection with the consummation of the Company Merger, shares of Company Common Stock were suspended from trading on the New York Stock Exchange (the “NYSE”) effective as of the open of trading on September 30, 2019. At the Company’s request, on September 30, 2019, the NYSE filed with the SEC a Form 25 on the Company’s behalf to commence the process of withdrawing shares of Company Common Stock from listing on the NYSE and terminating the registration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Merger Sub intends to file a Form 15 with the SEC to terminate the registration of the shares of Company Common Stock under the Exchange Act and suspend its reporting obligations with respect to such shares under Section 15(d) of the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders.
The information provided in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01 Change in Control of Registrant.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.
At the Company Merger Effective Time, a change of control of the Company occurred. The Company merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly-owned subsidiary of Parent.
Parent is a wholly-owned subsidiary of a fund managed by AXA Investment Managers – Real Assets (“AXA IM – Real Assets”). This fund provided to Parent an equity commitment letter pursuant to which it agreed to purchase, or cause the purchase of, equity and/or debt securities of Parent for a maximum amount equal to the sum of approximately €384.2 million plus approximately £168.6 million to fund the amounts payable by Parent pursuant to the Merger Agreement. The balance of the funds required to finance the amounts payable by Parent pursuant to the Merger Agreement were obtained from available cash of the Company and its subsidiaries at the closing of the Mergers.

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements to Certain Officers.
Effective as of September 30, 2019, but for the avoidance of doubt, after the Company Merger Effective Time, all of the former officers of the Company ceased to act as officers of the Company. In addition, effective as of the Company Merger Effective Time, all of the former directors of the Company resigned from their roles as directors of the Company. None of these resignations were as a result of any disagreement with the Company, its management or its board of directors.

Item 8.01	Other Events.
On September 30, 2019, the Company and AXA IM – Real Assets issued a joint press release announcing the completion of the transactions contemplated by the Merger Agreement, including the Mergers, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit
Number    Description

2.1
Agreement and Plan of Merger, dated July 3, 2019, by and among CoRE PANEURO 2019 13 S.à.r.l., Nighthawk Merger Sub LLC, NorthStar Realty Europe Corp., NorthStar Realty Europe Limited Partnership and Nighthawk Partnership Merger Sub LLC (incorporated by reference to Exhibit 2.1 to NorthStar Realty Europe Corp.’s Current Report on Form 8-K, filed on July 8, 2019).

99.1	Joint Press Release issued by NorthStar Realty Europe Corp. and AXA Investment Managers – Real Assets, dated September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTHAWK MERGER SUB LLC (as successor by merger to NorthStar Realty Europe Corp.) By: CORE PANEURO 2019 13 S.À.R.L., its sole member

	By:	/s/ Sven Rein
Name: Sven Rein
Title: Manager

	By:	/s/ Sylvie Reisen
Name: Sylvie Reisen
Title: Manager
Date: October 1, 2019

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated July 3, 2019, by and among CoRE PANEURO 2019 13 S.à.r.l., Nighthawk Merger Sub LLC, NorthStar Realty Europe Corp., NorthStar Realty Europe Limited Partnership and Nighthawk Partnership Merger Sub LLC (incorporated by reference to Exhibit 2.1 to NorthStar Realty Europe Corp.’s Current Report on Form 8-K, filed on July 8, 2019).

99.1	Joint Press Release issued by NorthStar Realty Europe Corp. and AXA Investment Managers Real Assets, dated September 30, 2019.